                                                                   EXHIBIT 10.37

                       REVOLVING LINE OF CREDIT AGREEMENT

WHEREAS EL MORO FINANCE LTD., a Tortola, British Virgin Islands registered company ("El Moro"), of Pasea Estate, Road Town, Tortola, B.V.I.; and

WHEREAS CYBEROAD.COM, (ISLE OF MAN) LIMITED, an Isle of Man registered company ("CIOM"), of International House, Castle Hill, Victoria Road, Douglas, Isle of Man; and

WHEREAS ECOMM RELATIONSHIP TECHNOLOGIES (ISLE OF MAN) LIMITED, and Isle of Man registered company, ("EIOM") of International House, Castle Hill, Victoria Road, Douglas, Isle of Man; and

WHEREAS CYBEROAD.COM CORPORATION, a Florida based corporation ("Cyberoad") with its head office at Oficentro Sabana Sur, Edificio 7, 5 Pesa, San Jose, Costa Rica; and

WHEREAS KAZOOTEK.COM TECHNOLOGIES INC., a British Columbia corporation ("Kazoo"), of suite 620, 1380 Burrard Street, Vancouver, BC, V6Z 2H3; and

WHEREAS SYSTEMAS DE INFORMACION TECHNELOGICA S.I.T. S.A., a Costa Rica registered company; and INFORMACION TECHNELOGICA CANADIENSE S.A., a Costa Rica registered company, ("SIT and ITC", respectively), of Grupo Professional Multidisciplinario, Apartado 290-2120, San Jose, Costa Rica;

HEREBY AGREE TO THE FOLLOWING RECITALS, TERMS AND CONDITIONS, AND ENTER INTO THIS AGREEMENT AS OF THE 10TH DAY OF DECEMBER, 1999;

RECITALS

For consideration, security and interest paid, El Moro, hereby agrees to provide to Cyberoad's 100% owned subsidiary CIOM, hereinafter referred to as the "Cyberoad Group" collectively, a revolving line of credit in the amount of U.S.$500,000.00, available as of the date first written above.

TERMS & CONDITIONS

1. El Moro will make available to the "Cyberoad Group", a revolving line of credit in the amount of U.S.$500,000.00, as of December 10, 1999, for a full-term of 5 years from the date of entitlement as set out in item 11 below. Such amount can be increased at any time under the same terms and conditions herein at the sole discretion of El Moro.

2. Notice of foreclosure can be issued by El Moro only upon 2 consecutive months or 60 days of non-payment by the Cyberoad Group, as outline herein, and such notice must be provided by 30 days written notice to the Cyberoad Group as set out in item 16 below.

3. Such line of credit will be administered from Swiss representative office, Todistr.51, PO Box 1059, CH-8039 Zurich.

4. Such line of credit will not be subject to penalties or any additional provisions other than as provided for in this Agreement, including but not limited to, penalties for early payment or for non-use of funds.

5. This Agreement is binding and in full-effect as of December 10, 1999 and is governed by the laws of British Columbia, Canada.

CONSIDERATION

6. The Cyberoad Group, upon advance of funds only, agree to provide to El Moro interest payments of a compounded annual rate of 10% of the funds advanced per annum only, or compound annual interest payments of prime (Switzerland) + 2 of the funds advanced, per annum only, for the first year of instatement of the revolving line of credit, due and payable on the first day of every month.

7. The Cyberoad Group, upon completion of the first year of instatement of the revolving line of credit, agree to provide to El Moro interest as described in item 4 above plus principal payments, due and payable on the first day of every month.

8. In the case of missed interest or principle payments or any portion thereof, the Cyberoad Group agrees to provide to El Moro, standard interest payments on any outstanding amounts due and payable.

9. The Cyberoad Group agrees to furnish to El Moro, as additional consideration for the open revolving line of credit, an unrestricted, open source code license to all software developed by the Cyberoad Group, specifically Cyberoad.com (Isle of Man) Limited and Ecomm Relationship Technologies (Isle of Man) Limited, for up to two years after the revolving line of credit is converted or repaid in full. This source license is unrestricted in any way, but specifically includes the right to use the software, extend it and sublicense it to an unlimited number of sub-licensees without any future payments of any kind to the Cyberoad Group. Such extensions becoming the exclusive property of El Moro; and

10. The Cyberoad Group agrees to allow El Moro, to independently enter into a development agreement with Kazootek, for any future development needs related to extending the open source license.

11. Kazootek agrees that it will enter into a development agreement with El Moro, as set out in item 10 above, at the sole discretion of El Moro and that it will act as trustee for the entire term of this agreement, for the source code, both now and for all subsequent code developed on behalf of the Cyberoad group until the end of this agreement as set out in 9 above.

12. The Cyberoad Group and El Moro hereby acknowledge and accept that the terms and conditions of this agreement do not "kick-in" unless funds are actually advanced to the Cyberoad Group. Execution of this Agreement does not indicate entitlement to the terms and conditions as set forth above. Upon advancement of funds, the entitlement date for the terms and conditions set forth above, will be the date the funds are issued, and are hereby referred to as the "Entitlement Date".

SECURITY

13. The Cyberoad Group also agrees to provide to El Moro as security for the revolving line of credit, transfer of 100% ownership of SIT and ITC collectively and their assets, and will furnish to El Moro the shares of such companies, to be held in trust subject to repayment or conversion provisions, by: EH & P Investments AG, Burglistrasse 6 PO Box CH-8027. Zurich, Switzerland.

14. In the event of foreclosure, the above mentioned security shall become forfeited to El Moro, in full, upon furnishment of written notice of not less than 30 days by El Moro, of their intent to foreclose.

EXECUTION IN COUNTERPART

14. This instrument may be executed in counterpart by the parties hereto, in as many counterparts as may be necessary, and each instrument shall be deemed to be an original. Such counterparts together shall constitute one and the same instrument, and shall bear the date first written above.

JURISDICTION OF GOVERNING LAW

15. This agreement is subject to the laws of the Province of British Columbia, Canada and is binding on all parties.

NOTICES

16. Addresses, for all parties, for delivery of all notices, shall be as set out and described in full, above.

CONVERSION

17. The Cyberoad Group agrees that at the sole discretion of El Moro, any outstanding monies owing for a period of 2 consecutive months or 60 days, can be converted into freely-traded shares in the parent company, Cyberoad.com Corporation, at current market prices as at the date first written above, Dec 10th, 1999 plus the maximum discount allowed under existing Securities and Exchange Act rules and regulations.

HEREBY ACKNOWLEDGED AND AGREED TO THIS 10TH DAY OF DECEMBER, 1999 BY AND
BETWEEN:

EL MORO FINANCE LTD.                     CYBEROAD.COM (ISLE OF MAN)
                                         LIMITED

/s/ KAY-LINDA RICHARDSON                 /s/ JOHN COFFEY
---------------------------------        -----------------------------
Kay-Linda Richardson,                    John Coffey,
Director                                 Director


ECOMM RELATIONSHIP TECHNOLOGIES          KAZOOTEK.COM TECHNOLOGIES
(ISLE OF MAN) LIMITED                    INC.


/s/ DAVID HARRIS                         /s/ CORINNA JEYS
---------------------------------        ------------------------------
David Harris,                            Corinna Jeys,
Director                                 Director

SIT AND ITC                              CYBEROAD.COM CORPORATION

/s/ JOHN COFFEY                          /s/ JOHN COFFEY
---------------------------------        ------------------------------
John Coffey,                             John Coffey,
Director                                 President